Exhibit 10.11

SUBLEASE OF EQUIPMENT

Sublease of Equipment agreement entered into between Star Medical Equipment Rental, Inc., a Florida corporation of Miami, Florida ("Lessee") and Internal Fixation Systems, Inc., a Florida corporation, of Miami, Florida ("Sublessee").

Whereas, Lessee has leased from Banc of America Leasing and Capital LLC ("B of A") one Swiss Turn CNC Machine manufactured by Manberi Citizen-Cincom, Serial # P15284 (the "Equipment");

Whereas, Sublessee has been using the Equipment with the knowledge and consent of Lessee;

Whereas, Sublessee has been paying Lessee for the use of the Equipment; and

Whereas, Sublessee and Lessee wish to formalize the terms under which Sublessee uses and has rights to the Equipment;

Now therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Sublease Period: Sublessee agrees to sublease from Lessee, the Equipment pursuant to the terms of the Lease (defined below).

Terms of Sublease: The Sublessee agrees to comply with all terms and conditions of the Master Lease Agreement # 2250207 and its attachments, exhibits, schedules and amendments, as applicable, entered into by and between the Lessee and B of A (hereinafter referred to as the "Lease"), including but not exclusive to the prompt payment of all rents, taxes, the procurement of all required insurances and the compliance with all applicable rules and regulations of B of A. The Lease terms are incorporated into this agreement by reference and a copy of the Lease is attached hereto and made a part hereof at Exhibit 1. The Sublessee assumes all of Lessee's obligations and rights under the Lease and shall indemnify Lessee from any liability arising from Sublessee's breach of the Lease.

The Sublessee shall tender to Lessee the full monthly Lease payment and any other payments required under the Lease five (5) days in advance of the date it is payable to Ti of A I .essco shall then forward to B of A such required payments pursuant to the terms of the Lease. Lessee shall then promptly provide Sublessee with written proof that such payment(s) has/have been made.

Default. The occurrence of any of the following shall be a "Default":

(a)    Sublessee fails to pay any monthly Lease payment within five (5) business days after the same is due, or Sublessee fails to pay any other amounts due to B of A or Lessee from Sublessee within five (5) days after the same is due. Sublessee hereby expressly waives any additional notice required under Florida Statutes or the Lease.

(b)   Sublessee fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of five (5) days after notice thereof from B of A or Lessee; provided, however, that if the nature of Sublessee's default is such that the Lease provides additional time to cure such additional time shall be granted by Lessee provided that Sublessee commences such performance within said five day period and thereafter diligently completes the required action within the time provided under the Lease.

(c)   Sublessee shall assign, sublet or otherwise allow others the use of the leased equipment in contravention of the provisions of this Sublease of Equipment.

(d)   All or substantially all of Sublessees assets or Sublessees interest in this Sublease of Equipment are attached or levied under execution (and Sublessee does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Sublessee (and Sublessee fails to secure a stay or discharge thereof within sixty (60) days thereafter); Sublessee is insolvent and unable to pay its debts as they become due; Sublessee makes a general assignment for the benefit of creditors; Sublessee takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Sublessee or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Sublessee's corporate charter if Sublessee is a corporation.

(e)   The performance of this Sublease of Equipment is contingent of Sublessee's full and unconditional performance of its Sublease of Premises of April 22, 2009 with Star Medical Equipment Rental, Inc., and any breach of that Sublease of Premises shall be a breach of this Sublease of Equipment.

Remedies. Upon the occurrence of any Default, Lessee shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Sublessee.

(a)   Lessee may apply the Security Deposit or enter the Sublessee's Premises and cure any default of Sublessee, and Sublessee shall reimburse Lessee as additional lease payment for any costs and expenses which Lessee thereby reasonably incurs.

(b)   Lessee may terminate this Sublease as of the date of such Default, and thereafter (i) neither Sublessee nor any person claiming under or through Sublessee shall be entitled to possession of the Subleased Equipment, and Sublessee shall immediately surrender the Subleased Equipment to Lessee; and (ii) Lessee may re-enter the Sublessee Premises by any lawful means and may remove the Subleased Equipment, without prejudice to any other remedy which Lessee may have. Upon the termination of this Sublease, Lessee may declare the present value (discounted at the Prime Rate) of all lease payments which would have been due under this Sublease for the balance of the Sublease Term to be immediately due and payable, whereupon Sublessee shall be obligated to pay the same to Lessee, together with all loss or damage which Lessee may sustain by reason of Sublessee's default ("Default Damages"), which shall include without limitation expenses of preparing the Subleased Equipment for re-letting, repairs, and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Sublease.

Landlord's Consent: Landlord consents to this sublease and agrees to promptly notify the Lessee if the Sublessee is in breach of this agreement. Nothing herein shall constitute a release of Lessee who shall remain bound under the Lease. Nothing herein shall constitute a consent to any further Sublease or Assignment of Lease.

So long as Sublessee is current on its obligations hereunder, Lessee shall not deprive, deny, or prevent Sublessee from using or otherwise having access to the Equipment and shall take no action inconsistent with or adverse to Sublessee's rights hereunder and under the Lease.

Counterparts: This agreement may be executed in counterparts.

Entire Agreement: This Agreement constitutes the entire agreement between the Parties and cannot be altered except in a writing signed by the Parties. The Parties acknowledge that they have entered into this Agreement voluntarily, that they fully understand all of its provisions, and that no representations, which are not expressly contained herein, were made to induce execution of this Agreement.

Rule of Construction References in the plural also refer to the singular where such construction is necessary to give reasonable effect to this Agreement.

Dispute Resolution: Lessee and Sublessee agree that any disputes between them concerning the interpretation or application of this Agreement will only be initiated in the State or Federal Courts, as appropriate, located in Miami-Dade County, Florida. The prevailing party shall be entitled to an award of attorneys' fees and costs (including, without limitation, any such fees or costs incurred on appeal).

Authority: Each Party hereby represents and warrants to the other Party that (a) he, she, or it has the power and authority to enter into this Agreement and the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized, and (b) this Agreement constitutes the legal, valid and binding obligation, of such Party, enforceable in accordance with its terms.

Notices: All notices, requests, and other communications hereunder to Lessee or Sublessee shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

If to:

Internal Fixation Systems, Inc.
10100 NW 166th Way, Suite 18
Miami, FL 33178

Attention: CEO if to:

Star Medical Equipment Rental, Inc.
10100 NW 166th Way, Suite 18
Miami, FL 33178

Attention: CEO

BANC OF AMERICA LEASING AND CAPITAL LLC, Lessor

/s/ Esteban Hernandez
By:	Esteban Hernandez
Title:	President
Dated:	June 5, 2009

Lessee/Sublessor
STAR MEDICAL EQUIPMENT RENTAL, INC.

By:	Esteban Hernandez, its President
Dated:	June 5, 2009

INTERNAL FIXATION SYSTEMS, INC.

/s/Christopher D. Endara
Sublesse
By:	Christopher D. Endara
Title:	VP
Dated:	June 5, 2009

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